UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 17, 2010
NOVELIS INC.
(Exact name of Registrant as specified in its charter)

Canada	001-32312	98-0442987

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3560 Lenox Road, Suite 2000, Atlanta, GA	30326

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (404) 814-4200
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-4.1
EX-4.2
EX-4.5
EX-4.6
EX-10.1
EX-10.2
EX-99.1

Item 1.01
Overview
     On December 17, 2010 Novelis Inc. (the “Company”) completed a series of refinancing transactions. The refinancing transactions consisted of the sale of $1,100,000,000 in aggregate principal amount of 8.375% Senior Notes Due 2017 (the “2017 Notes”) and $1,400,000,000 in aggregate principal amount of 8.75% Senior Notes Due 2020 (the “2020 Notes” and together with the 2017 Notes, the “Notes”) and a new $1,500,000,000 secured term loan credit facility (the “New Term Loan Facility”). The 2017 Notes and the 2020 Notes were issued pursuant to indentures dated as of December 17, 2010 (the “Indentures”), among the Company, the Guarantors (as defined below) and Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).
     The proceeds from the refinancing transactions were used to refinance the Company’s prior secured term loan credit facility, to fund the Company’s tender offers and related consent solicitations for any and all if its 7.25% Senior Notes due 2015 (the “7.25% Senior Notes”) and its 11.50% Senior Notes due 2015 (the “11.50% Notes”) and to pay premiums, fees and expenses associated with the refinancing. In addition, a portion of the proceeds were used to fund a distribution of $1,700,000,000 as a return of capital to the Company’s parent company.
     In addition, the Company replaced its existing $800,000,000 asset based loan (“ABL”) facility with a new $800,000,000 ABL facility (the “New ABL Facility”). We refer to the New Term Loan Facility and the New ABL Facility collectively as our “new senior secured credit facilities.”
     The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any other jurisdiction. The Notes were sold to qualified institutional buyers pursuant to Rule 144A and outside the United States pursuant to Regulation S of the Securities Act.
Indentures and Notes
     The following is a brief description of the material provisions of the Indentures and the Notes. The description of the Indentures and the Notes contained herein is qualified in its entirety by reference to the Indentures for the 2017 Notes and the 2020 Notes as well as the Form of 2017 Notes and 2020 Notes, filed as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.
     Interest. Interest on the Notes is payable on June 15 and December 15 of each year, commencing on June 15, 2011. The notes will mature on December 15, 2017.
     Guarantees. The Notes are guaranteed, jointly and severally, on a senior unsecured basis, by all of the Company’s existing and future Canadian and U.S. restricted subsidiaries that are guarantors under the new senior secured credit facilities, certain of the Company’s existing foreign restricted subsidiaries and the Company’s other restricted subsidiaries that guarantee debt in the future under any credit facilities, provided that the borrower of such debt is the Company or a Canadian or a U.S. subsidiary (the “Guarantors”).
     Ranking.
     The notes will be:
•	the Company’s senior unsecured obligations;

•	effectively junior in right of payment to all of the Company’s existing and future secured debt to the extent of the value of the assets securing that debt, including debt under the new senior secured credit facilities;

•	effectively junior in right of payment to all debt and other liabilities (including trade payables) of any of the Company’s subsidiaries that do not guarantee the notes; and

•	senior in right of payment to all of the Company’s future subordinated debt.
     The guarantees of each Guarantor will be:
•	senior unsecured obligations of that Guarantor;

•	effectively junior in right of payment to all existing and future secured debt of that Guarantor to the extent of the value of the assets securing that debt, including the debt or guarantee of debt of that Guarantor under the senior secured credit facilities, which debt or guarantee will be secured by the assets of that Guarantor; and

•	senior in right of payment to all of that Guarantor’s future subordinated debt.

     Optional Redemption. Prior to December 15, 2013 in the case of the 2017 Notes and prior to December 15, 2015 in the case of the 2020 Notes, the Company, at its option and from time to time, may redeem all or a portion of the Notes by paying a “make-whole” premium calculated under the Indenture. At any time on or after December 15, 2013 in the case of the 2017 Notes and on or after December 15, 2015 in the case of the 2020 Notes, the Company, at its option and from time to time, may redeem all or a portion of the applicable Notes. The redemption prices for the Notes are calculated based on a percentage of the principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, to the redemption date, and are dependent on the date on which the Notes are redeemed. These percentages range from between 100.000% and 106.281% in the case of the 2017 Notes and from between 100.000% and 104.375% in the case of the 2020 Notes. At any time prior to December 15, 2013, the Company may also redeem up to 35% of the original aggregate principal amount of each series of the Notes with the proceeds of certain equity offerings, at a redemption price equal to 108.375% of the principal amount of the Notes being redeemed (in the case of the 2017 Notes) and 108.75% of the principal amount of the Notes being redeemed (in the case of the 2020 Notes), plus, in each case, accrued and unpaid interest, if any, to the redemption date, provided that at least 65% of the original aggregate principal amount of the applicable series of Notes issued remains outstanding after the redemption.
     Change of Control. Upon a Change of Control (as defined in the Indenture), the Company must offer to purchase the Notes at 101% of the principal amount, plus accrued and unpaid interest to the purchase date.
     Other Covenants. The Indentures contain customary covenants that will limit the Company’s ability and, in certain instances, the ability of certain of the Company’s subsidiaries to (1) incur additional debt and provide additional guarantees, (2) pay dividends beyond certain amounts and make other restricted payments, (3) create or permit certain liens, (4) make certain asset sales, (5) use the proceeds from the sales of assets and subsidiary stock, (6) create or permit restrictions on the ability of certain of the Company’s subsidiaries to pay dividends or make other distributions to the Company, (7) engage in certain transactions with affiliates, (8) enter into sale and leaseback transactions, (9) designate subsidiaries as unrestricted subsidiaries and (10) consolidate, merge or transfer all or substantially all of the Company’s assets and the assets of certain of the Company’s subsidiaries. During any future period in which either Standard & Poor’s Ratings Group, Inc., a division of the McGraw-Hill Companies, Inc. or Moody’s Investors Service, Inc. have assigned an investment grade credit rating to the Notes and no default or event of default under the Indenture has occurred and is continuing, most of the covenants will be suspended.
     Events of Default. The Indentures also provides for customary events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become or to be declared due and payable.
Registration Rights Agreements
     In connection with the issuance of the Notes, the Company and the Guarantors entered into registration rights agreements, dated as of December 17, 2010, with the initial purchasers of the Notes (the “Registration Rights Agreement”), obligating the Company to:
•	use its commercially reasonable efforts to file a registration statement with respect to an exchange offer within 180 days after the issue date of the notes and cause the registration statement to be declared effective under the Securities Act within 365 days after the issue date of the notes;

•	commence the exchange offer as soon as practicable after the effectiveness of the registration statement; and

•	keep the exchange offer open for not less than 30 days after the date notice of the exchange offer is mailed to the holders of the notes.
If the Company fails to satisfy its obligations under the Registration Rights Agreement it may be required to pay additional interest on the Notes.
     The foregoing description of the Registration Rights Agreements is qualified in its entirety by the Registration Rights Agreements filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, which are incorporated herein by reference.

New Senior Secured Credit Facilities

General.  Our new senior secured credit facilities consist of (1) the $1,500,000,000 six-year New Term Loan Facility that may be increased in minimum amounts of $50,000,000 per increase provided that the senior secured net leverage ratio shall not on a proforma basis exceed 2.50 to 1 and (2) the $800,000,000 five-year New ABL Facility that may be increased by an additional $200,000,000. Scheduled principal amortization payments under the New Term Loan Facility are $375,000,000 million per calendar quarter. Any unpaid principal will be due in full in December 2016. Substantially all of our assets will be pledged as collateral under the new senior secured credit facilities. The new senior secured credit facilities will also be guaranteed by substantially all of our restricted subsidiaries that will guarantee the notes offered hereby.

Borrowings.  Borrowings under the New ABL Facility are, subject to certain limitations, generally based on 85% of the book value of eligible North American and certain eligible European accounts receivable; plus up to the lesser of (i) 75% of the net book value of all eligible North American and U.K. inventory or (ii) 85% of the appraised net orderly liquidation value of all eligible North American and U.K. inventory; minus such reserves as the agent bank may establish in good faith in accordance with such agent banks’ permitted discretion.

Interest Rate and Fees.  Generally, for both the New Term Loan Facility and New ABL Facility, interest rates reset periodically and interest is payable on a periodic basis depending on the type of loan.

Under the New ABL Facility, interest charged depends on the type of loan as follows: (1) any loan categorized as an alternate base rate (“Base Rate”) borrowing will bear interest at an annual rate equal to the alternate base rate (which is the greatest of (i) the Federal Funds Rate, as published by the Federal Reserve Bank of New York, plus 0.50%, (ii) the prime commercial lending rate of the agent bank, as established by it from time to time and (iii) one month LIBOR plus 1.0%), plus the applicable margin; (2) Eurocurrency loans will bear interest at an annual rate equal to the adjusted LIBOR rate for the applicable interest period, plus the applicable margin; and (3) loans designated as Euro Interbank Offered Rate (“EURIBOR”) loans will bear interest annually at a rate equal to the adjusted EURIBOR rate for the applicable interest period, plus the applicable margin. Applicable margins under the New ABL Facility will be at the levels set forth in the following table:

Average Quarterly Excess Availability	Eurocurrency	EURIBOR	Base Rate

Greater than or equal to $575 million	2.25%	2.25%	1.00%
Less than $575 million and equal to or greater than $375 million	2.50%	2.50%	1.25%
Less than $375 million and equal to or greater than $175 million	2.75%	2.75%	1.50%
Less than $175 million	3.00%	3.00%	1.75%

Unused line fees will vary between 0.375% to 0.625% of the unused portion of the New ABL Facility and are payable monthly in arrears.

Under the New Term Loan Facility, loans characterized as Base Rate borrowings bear interest annually at a rate equal to the alternate base rate (which is the greatest of (w) the agent bank prime rate, (x) the Federal Funds rate plus 0.50%, (y) LIBOR for a loan denominated in dollars with a one-month interest period and (z) 2.50% per annum) plus the applicable margin. Loans characterized as Eurocurrency borrowings bear interest at an annual rate equal to the adjusted LIBOR rate for the interest period in effect, plus the applicable margin. There will be a LIBOR floor of 1.50%. Applicable margins under the New Term Loan Facility will be at the levels set forth below in the following table:

Total Net Leverage Ratio	Eurodollar Rate	Base Rate

Greater than 3.5 to 1.00	3.75%	2.75%
Equal to or less than 3.5 to 1.00	3.50%	2.50%
Prepayments.  We may prepay borrowings under the new senior secured credit facilities, in whole or in part, at any time and from time to time, if certain minimum prepayment amounts and breakage costs are satisfied; provided that any optional prepayment of the New Term Loan Facility in connection with a repricing amendment or refinancing through the issuance of any lower priced debt made prior to the first anniversary of the closing date thereof will require payment of a prepayment premium equal to 1.0% of the principal amount of the New Term Loan Facility so prepaid or repriced. We are required to repay borrowings under the new senior secured credit facilities in the event we receive net cash proceeds from certain asset sales, the issuance of indebtedness not otherwise permitted under the new senior secured credit facilities, or certain casualty events with respect to our property. In addition, we are required to use the following percentages of excess cash flow in any given year to repay our borrowings under the New Term Loan Facility: (a) 50% commencing with the fiscal year ending March 31, 2012, minus voluntary prepayments during the applicable fiscal year of the New Term Loan Facility and loans under the New ABL Facility (to the extent accompanied by a permanent reduction in commitments); provided that (i) if the senior secured net leverage ratio is equal to or less than 1.75 to 1 and greater than 1.50 to 1, such mandatory prepayment will be reduced to 25% of excess cash flow and (ii) if the senior secured leverage ratio is equal to or less than 1.50 to 1, such mandatory prepayment will be reduced to 0% of excess cash flow.

Covenants.  The new senior secured credit facilities include various customary covenants, including limitations on our ability to:

•	incur additional debt;

•	create or permit certain liens to exist;

•	enter into sale and leaseback transactions;

•	make investments, loan and advances;

•	engage in mergers, amalgamations or consolidations;

•	make certain asset sales;

•	pay dividends and distributions beyond certain amounts;

•	engage in certain transactions with affiliates;

•	prepay certain indebtedness;

•	amend certain agreements governing our indebtedness;

•	create or permit restrictions on the ability of our subsidiaries to pay dividends, make other distributions to us or incur liens on their assets;

•	change the business conducted by us and our subsidiaries;

•	change our accounting policies and reporting practices;

•	enter into European cash pooling arrangements;

•	change our fiscal year; and

•	engage in transactions with embargoed persons.

In addition, under the New ABL Facility, if (a) our excess availability under the New ABL Facility is less than the greater of (i) 12.5% of the lesser of (x) the total New ABL Facility commitment at any time and (y) the then applicable borrowing base and (ii) $90,000,000 million, at any time or (b) any event of default has occurred and is continuing, we are required to maintain a minimum fixed charge coverage ratio of at least 1.1 to 1 until (1) such excess availability has subsequently been at least the greater of (i) 12.5% of the lesser of (x) the total New ABL Facility commitments at such time and (y) the then applicable borrowing base for 30 consecutive days and (ii) $90,000,000 and (2) no default is outstanding during such 30 day period. As of September 30, 2010, after giving effect to the Transactions, our excess availability under the New ABL Facility was $694,000,000, or 87% of the lender commitments under the New ABL Facility.

Further, under the New Term Loan Facility we may not permit our total net leverage ratio as of the last day of our four consecutive quarters ending with any fiscal quarter to be greater than the ratio set forth below opposite the period in the table below during which the last day of such period occurs:

Total Net
Period	Leverage Ratio

March 30, 2011 through March 31, 2012	4.75 to 1.0
April 1, 2012 through March 31, 2013	4.50 to 1.0
April 1, 2013 through March 31, 2014	4.375 to 1.0
April 1, 2014 through March 31, 2015	4.25 to 1.0
April 1, 2015 and thereafter	4.0 to 1.0

The new senior secured credit facilities also contains various affirmative covenants, including covenants with respect to our financial statements, litigation and other reporting requirements, insurance, payment of taxes, employee benefits and (subject to certain limitations) causing new subsidiaries to pledge collateral and guaranty our obligations.

Events of Default.  The new senior secured credit facilities contain customary events of default, including defaults with respect to:

•	a default in the payment of principal when due;

•	a default in the payment of interest, fees or any other amount after a specified grace period;

•	a material breach of the representation or warranties;

•	a default in the performance of covenants, in certain cases subject to any applicable grace period;

•	the failure to make any payment when due under any indebtedness with a principal amount in excess of a specified amount;

•	the failure to observe any covenant or agreement that permits or results in the acceleration of indebtedness with a principal amount in excess of a specified amount;

•	certain bankruptcy events;

•	certain material judgments or court orders;

•	certain ERISA violations;

•	the invalidity or termination of certain loan documents or the liens created in favor of the lenders; and

•	a change in control.
     The foregoing description of the new senior secured credit facilities is qualified in its entirety by the New Term Loan Facility and the New ABL Facility, which the Company intends to file as exhibits to its Quarterly Report on Form 10-Q for the quarter ending December 31, 2010.

Supplemental Indentures for 7.25% Notes and 11.50% Notes
     As previously announced, the aggregate principal amount of the 7.25% Notes and 11.50% Notes that were validly tendered and not validly withdrawn in the tender offers and consents solicitations discussed above was $1,049,363,000 (representing 93.35% of the 7.25% Notes) and $183,705,000 (representing 99.30% of the 11.50% Notes), respectively. The 7.25% Notes and 11.50% Notes tendered in the tender offers and consent solicitations were accepted and purchased on December 17, 2010 in connection with the refinancing transactions. In connection with the consent solicitations, on December 17, 2010, the Company and The Bank of New York Mellon Trust Company, N.A.. as trustee, entered into to a Supplemental Indenture to the indenture dated as of August 11, 2009 for the 11.50% Notes and a Supplemental Indenture to the indenture dated as of February 3, 2005 for the 7.25% Notes (collectively, the “Supplemental Indentures”). The Supplemental Indentures remove substantially all restrictive covenants and certain events of default provisions under the original indentures for the 7.25% Notes and the 11.50% Notes. The description of the Supplemental Indentures contained herein is qualified in its entirety by reference to the Supplemental Indentures filed as Exhibits 4.5 and 4.6 to this Current Report on Form 8-K, which are incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.
Item 8.01. Other Events.
     On December 17, 2010, the Company issued a press release announcing the completion of the refinancing transactions. A copy of this release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
4.1	Indenture, relating to the 8.375% Notes, dated as of December 17, 2010, between the Company, the guarantors named on the signature pages thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Indenture, relating to the 8.75% Notes, dated as of December 17, 2010, between the Company, the guarantors named on the signature pages thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.3	Form of 8.375% Senior Note due 2017 (included in Exhibit 4.1).

4.4	Form of 8.75% Senior Note due 2020 (included in Exhibit 4.2).

4.5	Supplemental Indenture, dated December 17, 2010, to the Indenture dated as of August 11, 2009, between the Company and The Bank of New York Mellon Trust Company, N.A.

4.6	Supplemental Indenture, dated December 17, 2010, to the Indenture dated as of February 3, 2005, between the Company and The Bank of New York Mellon Trust Company, N.A.

10.1	Registration Rights Agreement for the 8.375% Notes, dated as of December 17, 2010 among the Company, the guarantors named on the signature pages thereto and Citigroup Global Markets Inc., as representative of the initial purchasers.

10.2	Registration Rights Agreement for the 8.75% Notes, dated as of December 17, 2010 among the Company, the guarantors named on the signature pages thereto and Citigroup Global Markets Inc., as representative of the initial purchasers.

99.1	Press release dated December 17, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELIS INC.
Date: December 17, 2010	By:	/s/ Leslie J. Parrette, Jr.
Leslie J. Parrette, Jr.
General Counsel, Corporate Secretary and Compliance Officer